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                                                                    Exhibit 23.1

              INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE


PetroFina S.A.


We consent to the use in this Amendment No. 1 to Registration Statement No. 333-of PetroFina S.A. on Form F-4 of our report dated March 26, 1998, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


Our audits of the consolidated financial statements referred to in our aforementioned report also included the financial statement schedule of PetroFina S.A.. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.



May 15, 1998
The Statutory Auditor
/s/ MICHEL C. VAES


DELOITTE & TOUCHE
Reviseurs d'Entreprises s.c.c.
Represented by Michael C. Vaes